BANK UNITED CORP.

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each Director of Bank United Corp. whose signature appears below hereby constitutes and appoints Barry C. Burkholder and Jonathon K. Heffron and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of Bank United Corp. on Form 10-K for fiscal year 1998, and any or all amendments and supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

NAME                           TITLE          SIGNATURE                     DATE
----------------------------------------------------------------------------------------
Lewis S. Ranieri              Director  /s/ LEWIS S. RANIERI           December 18, 1998


Salvatore A. Ranieri          Director  /s/ SALVATORE A. RANIERI       December 18, 1998



Barry C. Burkholder           Director  /s/ BARRY C. BURKHOLDER        December 18, 1998


Lawrence Chimerine, Ph.D.     Director  /s/LAWRENCE CHIMERINE, PH.D.   December 18, 1998

David M. Golush               Director  /s/DAVID M. GOLUSH             December 18, 1998

BANK UNITED CORP.
POWER OF ATTORNEY
Page -2-

Paul M. Horvitz, Ph.D.        Director  /s/PAUL M. HORVITZ, PH. D.     December 18, 1998

Alan E. Master                Director  /s/ALAN E. MASTER              December 18, 1998

Anthony J. Nocella            Director  /s/ANTHONY J. NOCELLA          December 18, 1998

Scott A. Shay                 Director  /s/SCOTT A. SHAY               December 18, 1998

Patricia A. Sloan             Director  /s/PATRICIA A. SLOAN           December 18, 1998

Michael S. Stevens            Director  /s/MICHAEL S. STEVENS          December 18, 1998

Kendrick R. Wilson III        Director  /s/KENDRICK R. WILSON III      December 18, 1998